Exhibit 99.1

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation

Announces Earnings for 2008

West Point, Va., January 30, 2009—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $4.18 million, or $1.38 per share assuming dilution, for the year ended December 31, 2008, compared with net income of $8.48 million, or $2.68 per share assuming dilution, for the year ended December 31, 2007. The corporation’s net income was $1.04 million, or 35 cents per share assuming dilution, for the fourth quarter of 2008, compared with $1.72 million, or 56 cents per share assuming dilution, for the fourth quarter of 2007.

Net income for 2008 included $976,000 of other-than-temporary impairment charges, net of tax benefits, related to the corporation’s investments in perpetual preferred stock of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Excluding these impairment charges, the corporation’s earnings were $5.16 million, or $1.71 per share assuming dilution, for the year ended December 31, 2008. Pursuant to the Emergency Economic Stabilization Act of 2008 (EESA), which was enacted in the fourth quarter of 2008 and provides tax relief to banking organizations that suffered losses on preferred holdings of Fannie Mae and Freddie Mac by changing the character of these losses from capital to ordinary for federal income tax purposes, the tax benefits associated with the other-than-temporary impairment charges taken in the third quarter of 2008 were included in the fourth quarter of 2008. Excluding the tax benefits of the other-than-temporary impairment charges and an additional $53,000 of other-than-temporary

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

impairment in the fourth quarter of 2008, the corporation’s earnings were $491,000, or 16 cents per share assuming dilution, for the fourth quarter of 2008. The impairment in the corporation’s holdings of these government-sponsored entities resulted from the decline in market value of these shares in connection with the federal government’s takeover of Fannie Mae and Freddie Mac in September 2008, along with the elimination of dividends on these shares.

The corporation’s return on average equity and return on average assets were 6.39 percent and 0.51 percent (7.89 percent and 0.63 percent, adjusted to exclude the net effect of the other-than-temporary impairment charges), respectively, for the year ended December 31, 2008, compared to 13.03 percent and 1.13 percent, respectively, for the year ended December 31, 2007. For the fourth quarter of 2008, on an annualized basis, the corporation’s return on average equity was 6.43 percent and its return on average assets was 0.49 percent (3.05 percent and 0.23 percent, adjusted to exclude the tax benefits of the other-than-temporary impairment charges), respectively, compared with a 10.56 percent annualized return on average equity and a 0.88 percent annualized return on average assets for the fourth quarter of 2007. The decline in these measures resulted from lower earnings in 2008, coupled with asset growth.

“The corporation’s financial results were influenced by the economic decline into a recessionary environment during 2008 including the $976,000 after-tax impairment charges on the corporation’s investments in Fannie Mae and Freddie Mac, a declining net interest margin resulting from fluctuations in interest rates, and provisions for loan losses principally related to loans secured by real estate and consumer finance loans secured by automobiles,” said Larry Dillon,

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

president and chief executive officer of C&F Financial Corporation. “While we are not immune to the historic challenges facing the financial markets, we remain a strong and financially-sound company.”

“The decline in the net interest margin was attributable to interest rate cuts by the Federal Reserve Bank throughout 2008 and the strong competition for deposits resulting from the reduction in liquidity throughout the financial markets,” continued Dillon. “The interest rate cuts by the Federal Reserve had the immediate effect of reducing our bank’s net interest margin because yields on our adjustable-rate loans declined faster than our cost of deposits, which are our largest source of funds.”

“Our provisions for loan losses for the twelve and three months ended December 31, 2008 were $13.77 million and $5.05 million, respectively, compared with $7.13 million and $2.44 million for the same periods in 2007,” said Dillon. “In addition to the increase in the provisions for loan losses, the provision for indemnification losses on loans made by our mortgage company increased to $1.09 million in 2008 compared to $97,000 in 2007, and legal fees, loan expenses and foreclosed properties expenses at the bank and the mortgage company increased to $968,000 in 2008 from $160,000 in 2007. These increases are indicative of the overall condition of the housing markets and the general economic environment in the United States and our market areas. The increase in the Bank’s provision for loan losses was attributable in part to our evaluation of our overall loan portfolio in light of general economic conditions, as well as three nonaccrual commercial relationships, all of which are secured by real estate. One of these relationships has resulted in $1.26 million in foreclosed properties, which were written down to net realizable value at the time they were

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

transferred to real estate owned. C&F Mortgage Corporation has repurchased several loans in 2008 resulting in nonaccrual loans and foreclosed properties for which loan loss provisions or write downs to fair market value were necessary. C&F Finance Company, our consumer finance segment, experienced higher loan charge-offs in 2008, which in combination with loan growth, resulted in a higher provision for loan losses. While we believe the current reserves in each of our major segments are adequate to provide for potential loan losses, we constantly monitor the situation and may increase reserves in the future based upon changes in our portfolios and general economic conditions.”

“The capital and liquidity positions at the Bank remain strong,” said Dillon. “At December 31, 2008, the Bank’s total capital exceeded regulatory guidelines for well-capitalized status. On January 9, 2009, the Bank’s total capital increased further when, as part of the federal government’s Capital Purchase Program, the corporation issued and sold to the U.S. Treasury Department fixed rate cumulative perpetual preferred stock and a warrant to purchase shares of the corporation’s common stock for an aggregate purchase price of $20.0 million. The Capital Purchase Program was established by the U.S. Treasury Department to provide capital to healthy financial institutions in order to help stabilize the financial system. This additional capital will make our already strong capital position stronger, will allow for continued profitable growth, and will fund loan demand from qualifying commercial and consumer borrowers in the communities we serve. This capital will also allow us the flexibility to work with existing borrowers who may be experiencing difficulty servicing their debt during these economic times by adjusting terms or allowing for higher loan-to-value ratios than normally would be allowed. In addition, we are exploring products that would allow for attractive financing on previously foreclosed properties.”

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“While the corporation’s earnings have declined this year, we maintained our quarterly dividend at 31 cents per share throughout 2008,” concluded Dillon. “The Board of Directors continues to evaluate our dividend payout in light of changes in economic conditions, our capital levels and our future levels of earnings.”

Retail Banking Segment. Fourth quarter net income for C&F Bank was $120,000 in 2008 compared to $964,000 in 2007. Net income for the year ended December 31, 2008 was $1.70 million compared to $4.24 million for the year ended December 31, 2007. The decline in 2008 earnings included the effects of (1) margin compression and competition for loans and deposits on net interest income for the year and fourth quarter of 2008, (2) a 2008 year-over-year increase in the provision for loan losses to $2.3 million from $280,000 in 2007 and a fourth quarter 2008 increase to $1.14 million from $120,000 in the fourth quarter of 2007, attributable to credit issues resulting from the three nonaccrual commercial relationships mentioned above, the general slow down in the economy, and loan growth, (3) higher assessments for deposit insurance resulting from the FDIC’s implementation of its amended risk-based assessment system, (4) higher expenses associated with the enhancement of our internet banking services, and (5) higher loan and foreclosed properties expenses primarily resulting from the work-out of the commercial relationships mentioned above.

The Bank’s nonperforming assets have increased to $18.59 million at December 31, 2008 and consist of $17.22 million of nonaccrual loans and $1.37 million of foreclosed properties. The largest components of the Bank’s nonaccrual loans

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

are two commercial relationships aggregating $15.57 million, which are secured by residential real estate. Management believes the Bank has provided adequate loan loss reserves based on current appraisals of the collateral. The largest component of the Bank’s foreclosed properties is $1.26 million of residential properties associated with one commercial relationship. These properties have been written down to their estimated fair value based upon current appraisals less selling costs. Additional properties securing nonaccrual loans totaling $766,000 associated with this relationship are expected to be conveyed to the Bank shortly and appropriate loan loss reserves have been established.

Mortgage Banking Segment. Fourth quarter net income for C&F Mortgage Corporation was $326,000 in 2008 compared to $313,000 in 2007. Net income for the year ended December 31, 2008 was $1.47 million compared to $1.75 million for the year ended December 31, 2007. Earnings in 2008 included the effects of (1) the downturn in the housing market on loan origination volume, which declined 6.3 percent and 9.6 percent for the three and twelve months ended December 31, 2008, respectively, compared to the same periods in 2007 (2) a 2008 provision for loan losses of $796,000, of which $209,000 was expensed in the fourth quarter of 2008, in connection with loan repurchases, compared to $120,000 for 2007, all of which was expensed in the fourth quarter of 2007, (3) a 2008 write down of $167,000 in the carrying value of foreclosed properties to fair value less cost to sell, of which $30,000 was expensed in the fourth quarter of 2008, compared to no such expense in 2007, (4) a 2008 provision for estimated indemnification losses of $1.09 million, of which $316,000 was expensed in the fourth quarter of 2008, compared to $97,000 in 2007, of which $4,000 was expensed in the fourth quarter of 2007, and (5) higher legal

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

expenses of $170,000, of which $109,000 was expensed in the fourth quarter of 2008, compared to $42,000 in 2007, of which $11,000 was expensed in the fourth quarter of 2007, largely attributable to troubled loans. The negative effects of these items were offset in part by higher gains on sales of loans in 2008 resulting from higher profit margins on loans originated and sold.

Consumer Finance Segment. Fourth quarter net income for C&F Finance Company was $253,000 in 2008 compared to $602,000 in 2007. Net income for the year ended December 31, 2008 was $2.72 million compared to $2.74 million for the year ended December 31, 2007. The consumer finance segment has benefited from the approximate 15 percent growth in average consumer finance loans outstanding and the decline in short-term interest rates in 2008. Its fixed-rate loan portfolio is partially funded by a line of credit indexed to LIBOR. Therefore, its cost of funds declined and its net interest margin increased during 2008. However, C&F Finance Company has experienced higher loan charge-offs in 2008 compared to 2007, which in combination with loan growth, has resulted in a $10.67 million provision for loan losses in 2008, of which $3.7 million was expensed in the fourth quarter of 2008, compared to $6.73 million in 2007, of which $2.2 million was expensed in the fourth quarter of 2007. The higher provision for loan losses resulted in a $1.39 million increase in the allowance for loan losses since December 31, 2007, which increased the ratio of the allowance for loan losses to total loans to 7.31 percent at December 31, 2008 compared to 7.00 percent at the December 31, 2007. Consumer finance segment originations and collections are directly affected by unemployment. As unemployment has risen throughout 2008, so have our charge-offs. In addition, the level of charge-offs is affected by the sales prices of automobiles that we have repossessed. These prices have decreased significantly throughout 2008,

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

resulting in higher charge-offs per unit. While we feel our current allowance for loan losses is adequate, we are closely monitoring this situation and may make adjustments to our reserve level in the future based upon changes in our portfolio and general economic conditions.

Other and Eliminations Segment. The fourth quarter net income of this segment was $338,000 in 2008 compared to a net loss of $156,000 in the fourth quarter of 2007. The net loss for the year ended December 31, 2008 was $1.69 million compared to a net loss of $256,000 for the year ended December 31, 2007. Net income for the fourth quarter of 2008 included a $578,000 tax benefit associated with the third quarter impairment charge on the holding company’s investments in perpetual preferred stock of Fannie Mae and Freddie Mac, as previously discussed. The net loss for 2008 included the $976,000 net impairment charge on the holding company’s investments in Fannie Mae and Freddie Mac perpetual preferred stock. It also included an increase in interest expense associated with the holding company’s issuance of additional trust preferred capital in December 2007.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The stock closed at a price of $14.29 per share on Thursday, January 29, 2009. At December 31, 2008, the book value of the corporation was $21.35 per share, and the corporation declared a dividend of 31 cents per share during the fourth quarter of 2008. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company and Scott & Stringfellow, Inc.

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the three and twelve months ended December 31, 2008, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion from net income of significant impairment charges, net of tax benefit, recognized in 2008 permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods. Although the corporation’s management believes the non-GAAP measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

C&F FINANCIAL CORPORATION

Friday, January 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, including unemployment levels, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the EESA, which was enacted on October 3, 2008, or the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets	12/31/08	12/31/07
	(unaudited)
Interest-bearing deposits with other banks and federal funds sold	$161	$1,148
Investment securities - available for sale at fair value	100,603	81,255
Loans held for sale, net	37,042	34,083
Loans, net:
Retail Banking segment	469,700	432,568
Mortgage Banking segment	3,540	4,337
Consumer Finance segment	159,777	148,976
Federal Home Loan Bank stock	5,284	4,387
Total assets	855,657	785,596
Deposits	550,725	527,571
Borrowings	219,460	176,047
Shareholders’ equity	64,857	65,224

	For The Quarter Ended		For The Twelve Months Ended

Statements of Income	12/31/08	12/31/07	12/31/08	12/31/07
	(unaudited)		(unaudited)
Interest income	$15,932	$16,735	$64,130	$64,825
Interest expense	5,015	6,175	21,395	23,378
Provision for loan losses:
Retail Banking segment	1,140	120	2,300	280
Mortgage Banking segment	209	120	796	120
Consumer Finance segment	3,700	2,200	10,670	6,730
Other operating income:
Gains on sales of loans	3,778	3,711	16,693	15,833
Gains (losses) on available for sale securities	(40)	11	(1,341)	21
Other	2,338	2,750	9,797	10,024
Other operating expenses:
Salaries and employee benefits	4,693	7,789	27,724	30,787
Other	7,039	4,520	21,596	17,584
Income tax (benefit) expense	(825)	560	617	3,344
Net income	1,037	1,723	4,181	8,480
Earnings per common share - assuming dilution	0.35	0.56	1.38	2.68
Earnings per common share - basic	0.35	0.58	1.40	2.79

	For The Quarter Ended		For The Twelve Months Ended

Segment Information	12/31/08	12/31/07	12/31/08	12/31/07
	(unaudited)		(unaudited)
Net income - Retail Banking*	$120	$964	$1,695	$4,239
Net income - Mortgage Banking	326	313	1,465	1,754
Net income - Consumer Finance	253	602	2,715	2,743
Net income (loss) - Other and Eliminations*	338	(156)	(1,694)	(256)
Mortgage loan originations - Mortgage Banking	159,009	169,790	749,177	828,379
Mortgage loans sold - Mortgage Banking	162,240	167,533	746,218	847,800

*	Segment information for 2007 has been restated for the reclassification of certain revenue and expenses of the corporation’s holding company from the Retail Banking segment to the combined Other and Eliminations segment in order to conform to current year’s presentation.

	For The Quarter Ended		For The Twelve Months Ended

Average Balances	12/31/08	12/31/07	12/31/08	12/31/07
	(unaudited)		(unaudited)
Investment securities	$100,806	$83,250	$93,826	$74,939
Loans held for sale	28,658	29,064	30,294	34,911
Loans:
Retail Banking segment	475,136	441,159	459,599	416,951
Mortgage Banking segment	4,759	3,890	4,868	2,069
Consumer Finance segment	174,449	161,046	169,954	147,754
Interest-bearing deposits in other banks and federal funds sold	924	1,613	1,286	8,479
Total earning assets	784,732	720,022	759,827	685,103

Time, checking and savings deposits	470,819	448,667	460,986	448,269
Borrowings	206,888	167,733	193,466	136,939
Total interest-bearing liabilities	677,707	616,400	654,452	585,208
Demand deposits	83,143	84,121	83,533	84,365
Shareholders’ equity	64,478	65,263	65,402	65,070

Asset Quality	12/31/08	12/31/07
	(unaudited)
Retail and Mortgage Banking Segments
Nonaccrual loans*-Retail Banking	$17,222	$495
Nonaccrual loans*-Mortgage Banking	1,460	732
Real estate owned**-Retail Banking	1,370	—
Real estate owned**-Mortgage Banking	596	—

Total nonperforming assets	$20,648	$1,227
Accruing loans* past due for 90 days or more	$3,517	$578
Total loans*	$480,438	$441,648
Allowance for loan losses	$7,198	$4,743
Nonperforming assets to loans* and real estate owned	4.28%	0.28%
Allowance for loan losses to loans*	1.50%	1.07%
Allowance for loan losses to nonaccrual loans*	38.53%	386.55%
* Loans exclude Consumer Finance segment loans presented below. ** Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$798	$1,388
Accruing loans past due for 90 days or more	$—	$—
Total loans	$172,385	$160,196
Allowance for loan losses	$12,608	$11,220
Nonaccrual consumer finance loans to total consumer finance loans	0.46%	0.87%
Allowance for loan losses to total consumer finance loans	7.31%	7.00%

	As Of and For The Quarter Ended		As Of and For The Twelve Months Ended

Other Data and Ratios	12/31/08	12/31/07	12/31/08	12/31/07
	(unaudited)		(unaudited)
Annualized return on average assets	0.49%	0.88%	0.51%	1.13%
Annualized return on average equity	6.43%	10.56%	6.39%	13.03%
Dividends declared per share	$0.31	$0.31	$1.24	$1.24
Shares purchased	—	12,500	1,600	204,520
Average price of purchased shares	—	$35.47	$24.67	$41.19
Weighted average shares outstanding - assuming dilution	2,998,024	3,082,299	3,020,959	3,161,023
Weighted average shares outstanding - basic	2,991,734	2,987,091	2,988,017	3,039,240
Market value per share at period end	$15.75	$30.25	$15.75	$30.25
Book value per share at period end	$21.35	$21.60	$21.35	$21.60
Price to book value ratio at period end	0.74	1.40	0.74	1.40
Price to earnings ratio at period end (ttm)	11.41	11.29	11.41	11.29

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

	(1)	For The Quarter Ended		For The Twelve Months Ended
		12/31/08	12/31/07	12/31/08	12/31/07
		(unaudited)		(unaudited)
Net Income and Earnings Per Share
Net income (GAAP)	A	$1,037	$1,723	$4,181	$8,480
Other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)		53	—	1,575	—
Tax benefit of other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)		(599)	—	(599)	—

Net income excluding net other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B	$491	$1,723	$5,157	$8,480

Weighted average shares - assuming dilution (GAAP)	C	2,998	3,082	3,021	3,161
Weighted average shares - basic (GAAP)	D	2,992	2,987	2,988	3,039

Earnings per share - assuming dilution
GAAP	A/C	$0.35	$0.56	$1.38	$2.68
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/C	$0.16	$0.56	$1.71	$2.68

Earnings per share - basic
GAAP	A/D	$0.35	$0.58	$1.40	$2.79
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/D	$0.16	$0.58	$1.73	$2.79

Annualized Return on Average Assets

Average assets (GAAP)	E	$842,300	$781,597	$819,999	$748,394

Annualized return on average assets
GAAP	(A/E)*4	0.49%	0.88%
GAAP	A/E			0.51%	1.13%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/E)*4	0.23%	0.88%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/E			0.63%	1.13%

Annualized Return on Average Equity

Average equity (GAAP)	F	$64,478	$65,263	$65,402	$65,070

Annualized return on average equity
GAAP	(A/F)*4	6.43%	10.56%
GAAP	A/F			6.39%	13.03%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/F)*4	3.05%	10.56%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/F			7.89%	13.03%

(1)	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.